                                                                     EXHIBIT 4.2


                                  NETRATINGS, INC.


                      ---------------------------------------


                       SECOND RESTATED STOCKHOLDERS AGREEMENT


                      ---------------------------------------

                                 SEPTEMBER __, 1999

                                NETRATINGS, INC.
                      SECOND RESTATED STOCKHOLDERS AGREEMENT


       THIS SECOND RESTATED STOCKHOLDERS AGREEMENT is made as of the ___ day of September, 1999 by and among NetRatings, Inc., a Delaware corporation (the "Company"), Hitachi, Ltd. ("Hitachi"), Nielsen Media Research, Inc. ("NMR"), Trans Cosmos U.S.A. Inc. ("TCI"), ACNielsen Corporation ("ACN") and any other persons or entities that own 100,000 or more shares (including options to purchase shares, whether or not exercisable) of the Company's Common Stock received in their capacity as employees or consultants of the Company (the "Stockholders"), and the original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the original purchasers of any future series of Preferred Stock of the Company on terms approved by the Company's Board of Directors. The term "Stockholders" as used herein means the Common Stockholders. The term "Investors" as used herein means original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the original purchasers of any future series of Preferred Stock of the Company. The term "Preferred" as used herein means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any future series of Preferred Stock.

       WHEREAS, certain Investors and the Stockholders have previously purchased shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock.

       WHEREAS, certain new Investors are purchasing from the Company shares of the Company's Series D Preferred Stock pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith.

       WHEREAS, to induce the new Investors to purchase the Series D Preferred Stock, the parties have agreed to enter into this Agreement.

       NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                  RIGHT OF FIRST REFUSAL ON STOCKHOLDER TRANSFER

       1.1 COMPANY RIGHT. If at any time a Stockholder desires (or is required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a third party (a "Buyer"), such Stockholder shall submit a written offer to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which such Stockholder proposes to sell such Offered Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the number of Offered Shares, the terms of the proposed sale or transfer and any other material facts relating to the sale or transfer. Within ten (10) days after receipt of the Offer, the Company shall give notice to such Stockholder of its intent to purchase all or some of the Offered Shares from the Stockholder on the terms and conditions set forth in the Offer.

       1.2 MAJOR INVESTORS' RIGHT. If, for any reason whatsoever, the Company shall not exercise its right to purchase all of the Offered Shares as provided herein, the Company shall promptly provide each Investor who then holds not less than an aggregate of 350,000 shares of Preferred, including any Common Stock issued upon conversion of Preferred (a "Major Investor"), written notice (the "Notice") of same (which shall include a copy of the written offer provided to the Company pursuant to Section 1.1 hereof), and then each Major Investor shall have the right to purchase, on the same terms and conditions set forth in the Offer, any or all of that portion of the Offered Shares which the Company shall not have agreed to purchase from the Stockholder (all such remaining shares being referred to as the "Remaining Offered Shares"). Each Major Investor shall have the right to purchase that number of the Remaining Offered Shares as shall be equal to the aggregate Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Preferred (on an as-converted into Common Stock basis), and Common Stock (which shall include unexercised warrants of NMR on an as converted into Common Stock basis) then owned by such Major Investor and the denominator of which is the aggregate number of shares of Preferred (on an as-converted into Common Stock basis) and Common Stock (which shall include unexercised warrants of NMR on an as converted into Common Stock basis) owned by Major Investors. (Such amount of shares shall be referred to as a Major Investor's "Right of First Refusal Pro Rata Share.") In the event a Major Investor does not wish to purchase its Right of First Refusal Pro Rata Share, then any Major Investor who has elected to purchase its full Right of First Refusal Pro Rata Share shall have the right to purchase, on a pro rata basis with any other Major Investors who so elect, any Right of First Refusal Pro Rata Share not purchased. Each Major Investor shall act upon the Offer as soon as practicable after receipt from the Company of the Notice and in all events within fifteen (15) days after receipt thereof.
Each Major Investor shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. If, as a result, the number of Shares accepted by the Major Investors shall exceed the number of Remaining Offered Shares so offered, the oversubscribing Major Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Right of First Refusal Pro Rata Shares or as they may otherwise agree among themselves.

       1.3 AGGREGATION. For the purposes of this Article I and Article II below, the number of shares of Preferred and/or Common Stock issued upon conversion of Preferred shall include the holdings of affiliates and transferees and assignees of a partnership (who are partners or retired partners of such partnership) and of a corporation (who are subsidiaries or parents or shareholders of such corporation or which have the same parent corporation as a Major Investor) and such holdings shall be aggregated together and with the partnership or corporation, as the case may be.

       1.4 ALL OR NONE. If the Company and the Major Investors, taken together, do not elect to purchase all of the Offered Shares, then there shall be no right to purchase shares pursuant to this Section.

       1.5 FAILURE TO EXERCISE RIGHTS. In the event that the Company and Major Investors, taken together, do not purchase all of the Offered Shares pursuant to and within time periods set forth above, the Offered Shares may be sold or transferred by such Stockholder at any time within 90 days thereafter, subject to the requirements of Article II below. Such 90-day period shall not commence until the rights of the Major Investors under Article II have been resolved in accordance with the terms thereof. Any sale or transfer of Offered Shares under this Article I shall be at not less than the price nor upon other terms and conditions, if any, more favorable to the purchaser or transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall thereafter again be subject to the requirements of this Article
I. In the event that Shares are sold or transferred to any Investor pursuant to this subsection, said Offered Shares shall no longer be subject to this Agreement.

       1.6 TRANSFER OF RIGHTS. The right of a Major Investor to purchase Offered Shares hereunder may not be assigned except to a transferee or assignee who qualifies as a "Major Investor" as defined herein.

       1.7 PROHIBITED TRANSFERS. The Stockholders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by them during the term of this Agreement other than in compliance with the terms of this
Article I.

       1.8 DEFINITION OF "SHARES". For purposes of this Article I, the term "Shares" shall mean and include all shares of Common Stock of the Company owned by the Stockholders, whether presently held or hereafter acquired.

       1.9 PERMITTED TRANSFERS. The right of first refusal contained in this Agreement shall not apply to: (a) any transfer of Shares by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any ancestor, descendant or spouse; (b) any transfer of Shares by a Stockholder to its partners in the case that the Stockholder is itself a partnership; (c) any transfer of Shares by a Stockholder to a trust for the benefit of any ancestor, descendant or spouse; (d) any sale or transfer of Shares to the Company (or any assignee of the Company) pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Stockholder's termination of employment); (e) any transfer to the Company or a Major Investor pursuant hereto; (f) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (g) any transfer of Shares between Hitachi and a subsidiary of Hitachi; or (h) any transfer of Shares by a Stockholder to an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). In the event of any transfer pursuant to (a), (b), (g) or (h), the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.


                                   ARTICLE II

                 RIGHT OF CO-SALE REFUSAL ON STOCKHOLDER TRANSFER

       2.1 RIGHT OF CO-SALE. In the event that any Stockholder desires (or is required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a Buyer, and the Company and each of the Major Investors do not exercise their right of first refusal in full as set forth in Article I hereof, the Major Investors shall have the right (the "Right of Co-Sale") to require, as a condition to such sale or transfer, that the Buyer purchase from such Major Investors at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Stockholder that percentage of the Offered Shares expressed by a fraction, the numerator of which is the number of shares of Preferred (on an as-converted into Common Stock basis) and Common Stock (which shall include unexercised warrants of NMR on an as converted into Common Stock basis) then owned by such Major Investor and the denominator of which is the aggregate number of shares of Preferred (on an as-converted into Common Stock basis) and Common Stock then outstanding (which shall include unexercised warrants of NMR on an as converted into Common Stock basis) (such percentage shall be referred to as a Major Investor's "Co-Sale Pro Rata Percentage"). Each Major Investor shall act upon the Buyer's offer to buy as soon as practicable after receipt from the Company of the Notice and in all events within fifteen (15) days after receipt of the Notice. In the event that one or more Major Investors shall elect to exercise its Right of Co-Sale, each such Major Investor shall communicate in writing such election to the selling Stockholder.

       2.2 PROHIBITED TRANSFERS. The Stockholders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them during the term of this Agreement other than in compliance with the terms of this Agreement.

       2.3 DEFINITION OF "SHARES". For purposes of this Article II, the term "Shares" shall mean and include all shares of Common Stock of the Company owned by the Stockholders, whether presently held or hereafter acquired.

       2.4 PERMITTED TRANSFERS. The Right of Co-Sale contained in this Agreement shall not apply to: (a) any transfer of Shares by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any spouse, ancestor or descendant; (b) any transfer of Shares by a Stockholder to a trust for the benefit of any spouse, ancestor or descendant; (c) any sale or transfer of Shares to the Company pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Stockholder's termination of employment); (d) any transfer of Shares to the Company or any Major Investor pursuant to the provisions of Article I hereof; (e) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (f) any transfer of Shares between Hitachi and a subsidiary of Hitachi or subsequent transfer among the Hitachi group companies; or (g) any transfer of Shares by a Stockholder to an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).
 In the event of any transfer pursuant to (a), (b), (f) or (g), the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.


                                   ARTICLE III

                         TERMINATION OF STOCKHOLDER RIGHTS

       The Right of First Refusal and Co-Sale Rights created under Articles I and II of this Agreement respectively, shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to which the Preferred would be converted into Common Stock under the terms of the Company's Certificate of Incorporation (the "IPO Closing Date"); (ii) as to any Major Investor, at such time as such Major Investor no longer holds 350,000 shares of Preferred and/or Common Stock issued upon conversion of Preferred (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like); and (iii) September 30, 2013.

                                   ARTICLE IV

                              SPECIFIC PERFORMANCE

       The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.


                                   ARTICLE V

                                    LEGENDS

       The certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed by this Agreement. Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

              As long as Trans Cosmos U.S.A. Inc. ("TCI") or any "Affiliate" (as such term is defined in Rule 12b 2 under the Securities Exchange Act of 1934, as amended) of TCI holds at least 1,764,000 shares of Series C Preferred Stock, the parties under this Agreement agree to cast their votes in favor of one (1) candidate for director nominated by TCI or, if the required number of shares is held by an Affiliate of TCI, such Affiliate.


                                   ARTICLE VII

                                GENERAL PROVISIONS

       7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to choice of law provisions thereof, and by the General Corporation Law of the State of Delaware to the extent applicable to any corporate action related to the Company.

       7.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

       7.3 AMENDMENT. Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the Stockholder against whom this Agreement is sought to be enforced, the Company, and Investors representing not less than a majority-in-interest of each series of Preferred then held by the Investors.

       7.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

       7.5 INVALIDITY OF PROVISIONS. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

       7.6 NOTICE. All notices and other communications required or permitted under this Agreement shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder or Investor, at such Stockholder's or Investor's address as such Stockholder or Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investor.

       Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

       7.7 NO WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

       7.8 CONSIDERATION. The Stockholders agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

       7.9 ADDITION OF PARTIES. The Company agrees that until the termination of this Agreement, it will cause each person employed by it or by any subsidiary of the Company who holds 100,000 or more shares of the Common Stock of the Company, to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an instrument of accession in appropriate form. Any such person so entering into this Agreement shall be deemed to be a Stockholder for purposes of this Agreement.

       7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                    [SECOND RESTATED STOCKHOLDERS AGREEMENT]


       The foregoing Stockholders Agreement is hereby executed as of the day and year first written above.

 "COMPANY"                             NETRATINGS, INC.,
                                       a Delaware corporation


                                       By:
                                          -----------------------------------
                                               David J. Toth, President

 "INVESTORS"                           HITACHI, LTD.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                       TRANS COSMOS U.S.A. INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                            ---------------------------------

                                       ACNIELSEN CORPORATION


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                            ---------------------------------

                                       NIELSEN MEDIA RESEARCH, INC.

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                            ---------------------------------



                  SIGNATURE PAGE OF THE STOCKHOLDERS AGREEMENT

                               "INVESTORS" (con't)

                                         SWISS FAMILY KLEIN LIMITED

                                         By:
----------------------------------         -----------------------------------
 Simon Chen


                                         Title:
                                               -------------------------------


--------------------------------         -----------------------------------
 Ling Chow                               Susan L. Kurze


--------------------------------         -----------------------------------
 John D. Dunning                         Charles L. Meadows


--------------------------------         -----------------------------------
 Liangfu Fan                             Daniel Norman


--------------------------------         -----------------------------------
 Robert L. Hooven                        David A. Norman


--------------------------------         -----------------------------------
 Wilbur T. Hooven III                    David G. Norman


 KINETECH, INC.                          ------------------------------------
                                         David J. Toth


 By:
    ----------------------------

Title:
      --------------------------


--------------------------------         -----------------------------------
 Stephen D. Klein                        Robb W. Wilmot



                  SIGNATURE PAGE OF THE STOCKHOLDERS AGREEMENT

                                         By:
 "STOCKHOLDERS"                             ---------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------


                                         By:
                                            ----------------------------------
                                         Name:
                                             ---------------------------------

                                NETRATINGS, INC.


                          ----------------------------


            ADDENDUM NO. 1 TO SECOND RESTATED STOCKHOLDERS AGREEMENT


                          ----------------------------









                              SEPTEMBER _____, 1999

                                NETRATINGS, INC.

                        ADDENDUM NO. 1 TO SECOND RESTATED
                             STOCKHOLDERS AGREEMENT

     THIS ADDENDUM NO. 1 TO SECOND RESTATED STOCKHOLDERS AGREEMENT (the "Addendum") is made and entered into as of the _____ day of September, 1999 by and among NetRatings, Inc., a Delaware corporation (the "Company"), Hitachi, Ltd. ("Hitachi"), and any other persons or entities that own 100,000 or more shares (including options to purchase shares, whether or not exercisable) of the Company's Common Stock received in their capacity as employees or consultants of the Company, and the original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the original purchasers of any future series of Preferred Stock of the Company on terms approved by the Company's Board of Directors. The term "Investors" as used herein means original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock (consisting of Nielsen Media Research, Inc. ("NMR") and Trans Cosmos U.S.A. Inc. ("TCI")), the Series D Preferred Stock (consisting of ACNielsen Corporation ("ACN"), NMR and
TCI) and the original purchasers of any future series of Preferred Stock of the Company. The term "Series Preferred" as used herein means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any future series of Preferred Stock. The holders of Common Stock and Series Preferred who are parties to this Agreement are referred to herein as the "Stockholders."

     NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     The following terms used in this Addendum, unless otherwise expressly provided herein, shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Second Restated Stockholders Agreement.

     1.1 "AFFILIATE" shall mean a person or entity that controls, is controlled by or is under common control with another person. For purposes of this Agreement, "control" shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in a person or entity, or such other relationship as, in fact, constitutes actual control.

     1.2 "APPRAISED VALUE OF THE COMPANY" shall mean the fair market value of the Company as of any relevant measurement date hereunder, as determined (i) by two investment banking firms of national reputation, one selected by the Company and the other selected by NMR, or (ii) if a value cannot be agreed upon by such two investment banking firms or by mutual agreement of the Company and NMR, by a third investment banking firm selected by the other two investment banking firms and acceptable to both NMR and the Company, provided that, if the value determined by such third investment banking firm does not fall between the values determined by the initial two investment banking firms, then the "Appraised Value of the Company" shall be the average of the values determined by the initial two investment banking firms.

     1.3 "BUYOUT DECISION DATE" shall have the meaning set forth in Section 6.1(c)(ii).

     1.4 "BUYOUT DECISION NOTICE" shall have the meaning set forth in Section
3.3.

     1.5 "BUYOUT NOTICE" shall have the meaning set forth in Section 3.3.

     1.6 "BYLAWS" shall mean the Bylaws of the Company as in effect on the date hereof and as the same may be amended from time to time as permitted by this Addendum.

     1.7 "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company or any successor class of common stock of the Company.

     1.8 "COMPANY-IPO" shall mean the initial registration by the Company of shares of Common Stock pursuant to a registration statement filed under the Securities Act for purposes of effecting an initial public offering of such shares of Common Stock.

     1.9 "COMPANY PROPRIETARY SOFTWARE" shall mean all computer software programs owned by the Company as of the date hereof or at any time during the term of this Agreement, and all Updates (as defined in the Operating Agreement) thereto, for providing the Approved Internet Service (as defined in the Operating Agreement). Company Proprietary Software excludes any Software that the Company licenses from Third Parties for use with the Company Proprietary Software.

     1.10 "COMPANY SALE EVENT" shall mean any of the following: (i) any dissolution or liquidation of the Company or any sale or transfer of all or substantially all of the consolidated assets of the Company and its Affiliates to any Third Party or any other transaction having a similar effect, whether in a single transaction or a series of transactions, it being the agreement of the Parties that, without limiting the foregoing, any sale or transfer of any material portion of the Company Proprietary Software to any Third Party (other than sales or transfers in the ordinary course, which may include exclusive licenses granted to one or more third parties in one or more jurisdictions) shall be deemed to constitute a sale of substantially all of the consolidated assets of the Company and its Affiliates for purposes of this Addendum; or (ii) any merger, consolidation, reorganization, recapitalization or liquidation between any Third Party and the Company or an Affiliate which owns all or substantially all of the assets of the Company, whether or not the Company or such Affiliate is the surviving or disappearing corporation in any such transaction.

     1.11 "COMPANY SECURITIES" shall mean the Common Stock, the Series Preferred and all other existing and future classes of equity securities of the Company, together with all options, warrants, rights, notes or other instruments convertible into, exchangeable for or exercisable for such Common Stock, Series Preferred or other equity securities of the Company.

     1.12 "FIRST WARRANT" shall mean the Common Stock Purchase Warrant dated August 15, 1999 herewith pursuant to which NMR has the right, under certain circumstances, to purchase 1,106,109 shares of Common Stock, in the form attached as EXHIBIT A hereto.

     1.13 "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide right, title and interest of a Person in, to and under any and all: (i) United States and foreign patents and pending patent applications therefor, including the right to file new and additional patent applications based thereon, including provisionals, divisionals, continuations, continuations-in-part, reissues and reexaminations; (ii) copyrights; and (iii) trade secrets, know-how, processes, methods, engineering data and technical information.

     1.14 "LOOKBACK PERIOD" shall have the meaning set forth in Section 3.3.

     1.15 "NMR BUYOUT EVENT" shall mean any transaction or series of transactions pursuant to which NMR acquires, for cash or securities, whether by means of an acquisition of shares of capital stock or a merger, consolidation or similar business combination or an acquisition of assets, 100% of all equity interests in the Company not then owned by NMR or all or substantially all of the assets, business and operations of the Company, as applicable. In the absence of mutual written agreement of NMR and the Company to the contrary, "NMR Buyout Event" shall mean an acquisition by NMR of 100% of all equity interests in the Company.

     1.16 "NMR WARRANTS" shall mean the First Warrant and the Second Warrant.

     1.17 "RESTATED CERTIFICATE" shall mean the Fourth Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on September _____, 1999.

     1.18 "SECOND WARRANT" shall mean the Common Stock Purchase Warrant dated August 15, 1999 herewith pursuant to which NMR has the right, under certain circumstances, to purchase 12,000,000 shares of the Common Stock, in the form attached as EXHIBIT B hereto.

     1.19 "THIRD PARTY" shall mean, with respect to a party, any person that is not an Affiliate of such party.


                                   ARTICLE II

                              BOARD REPRESENTATION


     2.1  BOARD REPRESENTATION.

          (a) The rights granted to NMR and ACN under this Article II with respect to representation on the Board shall apply for so long as NMR and its Affiliates, and ACN and its Affiliates, beneficially own at least 5.0% and 10%, respectively, of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) below).

          (b) The Company and NMR have agreed that, effective as of August 15, 1999 hereof, the Company shall increase the size of the Board from four to five members and NMR shall have the right to nominate one representative to the Board. Immediately upon NMR's exercise in full of the Second Warrant, the Company agrees to increase the size of the Board by one member and NMR shall have the right to nominate an aggregate of two representatives to the Board (such individual(s), together with all future NMR appointees to the Board, being referred to herein as the "NMR Director(s)"). After the effectiveness of the registration statement relating to a Company-IPO, the Company shall use its best efforts to appoint such additional nominee to the Board of Directors pending the next meeting of stockholders, subject, however, to any fiduciary duties of the Board and compliance with the Restated Certificate and the Bylaws.

          The Company and ACN have agreed that, effective as of September _____, 1999 hereof, the Company shall increase the size of the Board from five members to six members and ACN shall have the right to nominate one representative to the Board.

          (c) The Company has duly and validly taken all corporate actions necessary to increase the size of the Board from four to five members and, upon notice from NMR, shall appoint an individual to be designated by NMR to such vacancy in the Board. The Company has duly and validly taken all corporate actions necessary to increase the size of the Board from five to six members and, upon notice from ACN, shall appoint an individual to be designated by ACN to such vacancy in the Board.

          (d) Each of the Stockholders hereby irrevocably agrees to vote all Company Securities now or hereafter owned by such Stockholder in favor of electing (or re-electing, as the case may be) the NMR Directors and/or NMR's nominees, and ACN Director or ACN nominee, to the Board, as the case may be, and to take all such action as may be necessary to enable NMR and ACN to exercise its rights to Board representation as provided in this Article II, including, without limitation, voting in favor of any amendment of the Bylaws to increase the size of the Board. Each of the Stockholders hereby further agrees to use all reasonable efforts to cause any Director nominated by such Stockholder to vote at any meeting of the Board in favor of NMR's nominees or ACN nominee to the Board or otherwise and to take all such action as may be necessary to enable NMR and ACN to exercise its rights to Board representation as provided in this
Article II, including, without limitation, to permit the election or designation to the Board of such number of NMR Directors and an ACN Director to which NMR and ACN, respectively, are entitled under this Addendum. The provisions of this
Section 2.1(d) shall expire upon the effectiveness of the registration statement relating to a Company-IPO.

          (e) After the effectiveness of the registration statement relating to a Company-IPO, NMR shall continue to have the right to designate the number of nominees to the Board specified under Section 2.1(b) above. The Company agrees to nominate such individual(s) as management's nominees at each regularly scheduled annual stockholders meeting or any special meeting of stockholders at which the election of directors shall take place, to recommend to the stockholders at such meeting such individual's election to the Board and otherwise to use all reasonable efforts to cause the election of such nominee(s) to the Board.

     2.2  INCREASE IN NUMBER OF DIRECTORS; VACANCIES.

          (a) The Company and NMR have agreed that, except for the increases in the size of the Board provided for in Section 2.1(b) above, until the effectiveness of the registration statement relating to a Company-IPO, no further changes in the size of the Board shall be made without the consent of NMR.

          (b) If any NMR Director resigns after his/her election to the Board, is removed or is otherwise unable to serve for any reason prior to the expiration of his term as a Director, NMR or the remaining NMR Director, if any, shall notify the Board thereof. NMR shall have the right to designate the individual who will fill such vacancy as an NMR Director. After the effectiveness of the registration statement relating to a Company-IPO, the Company shall use its best efforts to appoint such replacement director to the Board pending the next meeting of stockholders, subject to any fiduciary duties of the Board and compliance with the Restated Certificate and the Bylaws.


                                   ARTICLE III

                           COMPANY-IPO; NO-SALE PERIOD

     3.1 COMPANY-IPO. The parties hereby agree that the Company shall have the right to engage in a Company-IPO at any time from and after the date hereof and that any such Company-IPO shall not constitute a Company Sale Event for purposes of this Addendum.

     3.2 NO-SALE PERIOD. The Company agrees that it will not (whether through the Board, executive management or otherwise), during the period from the date hereof until the fifth anniversary of the date hereof (the "No-Sale Period"), engage in, solicit proposals for or otherwise seek to engage in or make any proposals with respect to any Company Sale Event without the prior written consent of NMR. Notwithstanding the foregoing, the parties agree that the No-Sale Period shall terminate upon the effectiveness of the registration statement relating to a Company-IPO or at such time as NMR and its Affiliates cease to beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) below), whichever occurs earlier. Subject to NMR's rights under Section 4.4, none of the Stockholders shall have the right to make any proposal to the Company (or to any of the stockholders, officers or directors of the Company) with respect to any Company Sale Event during the No-Sale Period.

     3.3  POST-NO-SALE PERIOD.

          (a) At any time from and after the termination or expiration of the No-Sale Period, the Company shall have the right to seek to engage in a Company Sale Event, subject to the first refusal rights granted to NMR under provisions of this Section 3.3.

          (b) If the Company wishes to pursue a Company Sale Event, it shall first submit an Initial Valuation to NMR for its consideration. Such "Initial Valuation" may consist of any valuation of the estimated fair market value of the Company as may be acceptable to the Board, including, without limitation, any valuation prepared by or with the assistance of an investment banking firm retained by the Company at its expense. Within 30 days of its receipt of such Initial Valuation, NMR shall have the right (in the absence of mutual agreement with NMR with respect to valuation) to request that a valuation of the fair market value of the Company be determined by an investment banking firm selected by NMR at its expense. Such valuation shall, to the extent practicable, be prepared within 45 days of the appointment of such firm. If NMR and the Company cannot agree on the fair market value of the Company after preparation of such valuation, either party shall have the right to request that such value be determined by a second investment banking firm selected by the initial investment banking firm and acceptable to both of the parties. The value determined by such second investment banking firm shall be referred to as the "Stipulated Buyout Value," provided that, if the value determined by such second investment banking firm does not fall between the values determined by the Company and the first investment banking firm, then the "Stipulated Buyout Value" shall be the average of the values determined by the Company and NMR's investment banking firm. The Company shall provide such documents, data and assistance as may be reasonably requested by such investment banking firms. The fees and expenses of such second investment banking firm shall be shared equally by the Company and NMR.

          (c) Upon final determination of the Stipulated Buyout Value (or mutual agreement of the Company and NMR on valuation), the Company shall have the right to propose in writing (the "Notification") that NMR complete an NMR Buyout Event at the Stipulated Buyout Value within 30 days of the date of such Notification (the "Notification Period"). If the Company elects not to submit a Notification as aforesaid (or if the Company abandons the foregoing appraisal process at any time), then the Company shall not thereafter propose a Company Sale Event without again complying with the requirements of this Section 3.3. If the Company submits a Notification as aforesaid, NMR shall have the right, but not the obligation, to complete an NMR Buyout Event at the Stipulated Buyout Value by submitting a written notice (a "Buyout Decision Notice") to the Company prior to the expiration of the Notification Period. If NMR elects not to proceed with an NMR Buyout Event, it shall deliver a negative Buyout Decision Notice to the Company prior to the expiration of the Notification Period. The date on which any positive or negative Buyout Decision Notice is delivered by NMR is referred to as the "Buyout Decision Date". If NMR elects to proceed with such NMR Buyout Event, the closing of the NMR Buyout Event will occur within 30 days of the positive Buyout Decision Date or as soon as practicable thereafter to the extent necessary in order to comply with all regulatory filings and clearances.

          (d) If NMR elects not to proceed with such NMR Buyout Event, the Company shall then have the right to complete a Company Sale Event with any person other than NMR during the Lookback Period for a purchase price equal to or greater than the Stipulated Buyout Value; provided, however, that if the Company does not complete such Company Sale Event within the Lookback Period, then any Company Sale Event that the Company may thereafter wish to propose shall be subject to the requirements of this Section 3.3. For purposes hereof, the "Lookback Period" shall mean the six-month period following any negative Buyout Decision Date.

          (e) If the Company wishes to engage in a Company Sale Event with a person other than NMR during the Lookback Period at a purchase price less than the Stipulated Buyout Value, the Company shall give written notice to NMR. NMR shall have the right for a period of

30 days after its receipt of such notice to elect, by written notice to the Company, to effect an NMR Buyout Event at such lower purchase price. If NMR elects to proceed with such NMR Buyout Event, the closing of the NMR Buyout Event will occur within 30 days of the delivery of such written notice to the Company or as soon as practicable thereafter to the extent necessary in order to comply with all regulatory filings and clearances. If NMR elects not to proceed with such NMR Buyout Event, then the Company shall have the right to complete the relevant Company Sale Event on any terms in its discretion; provided, however, that if the Company does not complete such Company Sale Event within six months from the date of NMR's election not to proceed, then the provisions of this Section 3.3 shall apply DE NOVO with respect to any other Company Sale Event that the Company proposes to undertake thereafter.

          (f) Each of the Stockholders agrees to vote all shares of Company Securities owned by them in favor of any NMR Buyout Event proposed to be effected under and in accordance with the provisions of this Section 3.3. Such Stockholders further agree to sell all Company Securities owned by each of them to NMR in connection with any such transaction if requested by NMR as provided in Section 3.3(c).

          (g) If requested by the Company or NMR to accommodate their respective tax or other planning objectives, the Company and NMR agree to engage in good faith discussions concerning the possible substitution of shares of NMR for cash for a portion of the relevant purchase price in an NMR Buyout Event in order to enable the transaction (or a portion thereof) to qualify as a tax-free reorganization; provided, however, that neither party shall be under any legally binding obligation to agree to any such alternative transaction forms.

     3.4 NO INCONSISTENT ACTIVITIES. During the No-Sale Period, the Company will not, and will direct its officers, directors and other representatives (and their representatives on the Board) not to, solicit, negotiate or accept any offer from any Third Party concerning any Company Sale Event.

     3.5  TERMINATION. The rights and restrictions of the parties under this
Article III shall terminate upon the effectiveness of the registration statement relating to a Company-IPO or at such time as NMR and its Affiliates cease to own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined below).


                                   ARTICLE IV

                          OTHER RIGHTS AND RESTRICTIONS

     4.1 APPROVAL OF CERTAIN TRANSACTIONS. (a) In addition to any favorable vote of stockholders required under the Restated Certificate and Bylaws or applicable law, prior to the effectiveness of the registration statement relating to a Company-IPO, and for so long as NMR and its Affiliates beneficially own at least 5.0% and ACN and its Affiliates beneficially own at least 10.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (i.e., based on the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms), the following transactions shall not be deemed to be approved by the Board unless the affirmative Board votes described below have been obtained:

               (i) In the case of any acquisition or purchase by the Company of another business or entity (whether by means of a purchase of stock, assets, merger or similar transaction) in which the aggregate consideration payable by the Company exceeds $5.0 million, such transaction shall require a majority vote of the Board of Directors which shall include at least two out of the three independent directors on the Board.

               (ii) In the case of any sale or other issuance of securities by the Company as part of any transaction or series of transactions which would be required to be integrated under Regulation D under the Securities Act of 1933, which results in the issuance of securities representing in excess of 25% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in this Section 4.1(a)) at such time, such transaction shall require a majority vote of the Board of Directors which shall include the NMR and ACN Director(s).

          (b) Each of the Stockholders hereby agree to vote his/her shares in favor of an amendment to the Restated Certificate increasing the authorized share capital of the Company to permit the exercise of the NMR Warrants by NMR.

     4.2  RESTRICTION ON HOLDINGS BY OTHER STOCKHOLDERS.

          (a) For so long as NMR and its Affiliates beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above), the parties agree that no future holder of any Company Securities shall be permitted at any time to beneficially own, directly or indirectly, shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above) which exceed the Relevant NMR Ownership Level at that time. For purposes hereof, the term "Relevant NMR Ownership Level" shall mean the number of shares of Common Stock actually issued to and held by NMR as of a relevant measurement date (which, for the avoidance of doubt, shall include the shares of Common Stock issuable upon conversion of the Series Preferred held by NMR but shall not include the shares of Common Stock underlying the NMR Warrants until such NMR Warrants are actually exercised in whole or in part). As of the date hereof, the Relevant NMR Ownership Level is 3,288,755 shares.

          (b) The Stockholders agree not to transfer any Company Securities owned by them to any non-Affiliate of such Stockholder if, as a result of such transfer, the restrictions contained in this Section 4.2 would be violated as a result thereof. The Company shall not register on the stock transfer books of the Company, or otherwise recognize or give effect to, any transfer or purported transfer by any Stockholder in violation of this Section 4.2.

          (c) The restrictions contained in this Section 4.2 shall lapse upon the effectiveness of the registration statement relating to a Company-IPO.

     4.3 STANDSTILL PROVISIONS. (a) Subject to the remaining provisions of this Section 4.3, NMR, TCI, ACN and their respective Affiliates (the "Restricted Parties") shall not, directly or indirectly, acquire beneficial ownership of any Voting Stock (as hereinafter defined), any securities convertible into or exchangeable for Voting Stock or any other right to acquire Voting Stock without the prior written consent of the Company (following the approval thereof by a majority vote of the Company's Board of Directors), if the effect of such acquisition would be to increase the Voting Power (as hereinafter defined) of all Voting Stock then owned by such Restricted Party, or which such Restricted Party has a right to acquire, to an amount greater than the total Voting Power of such Restricted Party as of the date hereof (without regard to any decrease in such Voting Power occurring after the date hereof). The foregoing restrictions shall lapse (i) with respect to all Restricted Parties, upon the effectiveness of the registration statement relating to a Company-IPO and (ii) with respect to NMR, TCI or ACN, at such time as NMR and its Affiliates, TCI and its Affiliates or ACN and its Affiliates, as applicable, cease to beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above).

          (b) With respect to each of the Restricted Parties, any increase in the Voting Power of such Restricted Party as a result of the following events shall be disregarded for purposes of this Section 4.3:

          (i) any stock dividends, stock splits or other distributions of securities made to holders of any class of Voting Stock;

          (ii) any stock repurchases or stock buy backs effected by the Company, any recapitalization of the Company or any other action taken by the Company or its Affiliates;

          (iii) any purchases of Voting Stock effected by such Restricted Parties pursuant to the first refusal rights granted to them under the Restated Stockholders Agreement or pursuant to the rights to purchase their "Pro Rata Portion" of "New Securities" (as those terms are defined in the Restated Rights Agreement) granted under the Restated Rights Agreement; and

          (iv) any issuances of Voting Securities to directors, officers and management personnel pursuant to compensatory plans of the Company.

          (c) Further, with respect to NMR and its Affiliates, any increase in the Voting Power of such parties as a result of the following events shall be disregarded for purposes of this Section 4.3:

          (i) the exercise by NMR of all or any portion of the First Warrant and the Second Warrant;

          (ii) the exercise by NMR of its right to purchase up to 54% of the issued and outstanding shares of the Company on a fully-diluted basis (as defined in Section 4.1(a) above) pursuant to Addendum No. 1 to Restated Rights

                Agreement of even date among the Company and certain of the Stockholders; and

          (iii) the exercise by NMR of its rights under Section 4.3(d) below.

          (d) Notwithstanding anything to the contrary in the foregoing or any other provision of this Addendum, NMR shall have the right, from time to time and without the prior consent of the Company, to make offers to purchase all Company Securities held by the holders of all classes of Company Securities on terms and conditions which are the same for all such holders, in each case as part of an NMR Buyout Event proposed by NMR.

          (e) As used in this Agreement, (A) the term "Voting Stock" means the Common Stock, Preferred Stock and any other securities issued by the Company (or reserved for issuance pursuant to the Company's employee stock option plan or plans) having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency) and (B) the term "Voting Power" with respect to any Voting Stock means the number of votes such Voting Stock is entitled to cast for the election of directors of the Company at any meeting of shareholders of the Company (other than votes that may be cast only upon the happening of a contingency). For the avoidance of doubt, the parties acknowledge and agree that the total Voting Power beneficially owned by NMR as of the date hereof is 3,293,799 shares, the total Voting Power beneficially owned by TCI as of the date hereof is 4,020,579 shares and the total Voting Power beneficially owned by ACN as of the date hereof is 3,882,013 shares. For purposes of this Agreement, the Restricted Parties shall not be deemed to have beneficial ownership of any Voting Stock held by a pension plan or other employee benefit program of NMR if NMR does not have the power to control the investment decisions of such plan or program.

     4.4  COMPETITIVE TAKEOVER OF NMR.

          (a) The following provisions shall apply if a Competitive Takeover occurs with respect to NMR but shall cease to apply after the effectiveness of the registration statement relating to a Company-IPO or such time as NMR and its Affiliates cease to beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above). Upon completion of a Competitive Takeover, NMR shall give written notice of such completion to the Company. For a period of 45 days after its receipt of such notice, the Company shall have the right, exercisable by written notice given to NMR within 10 days of its receipt of such notice from NMR, to repurchase from NMR all, but not less than all, of the Company Securities (including, without limitation, the NMR Warrants) then beneficially owned by NMR, provided within 30 days after submitting such written notice to NMR, NRI shall provide NMR with evidence reasonably satisfactory to NMR (by written commitment letter from a financing institution subject only to customary borrower representations, due diligence and documentation, letter of credit or otherwise) of its ability to finance and complete such purchase.

          (b) The purchase price shall be payable in full in cash at the closing of such repurchase, and shall be determined based upon the Appraised Value of the Company. NMR and the Company shall each select an investment banking firm of national reputation to determine the

Appraised Value of the Company and such Appraised Value, to the extent practicable, shall be determined (A) if two investment banking firms are appointed pursuant to Section 1.2(i) within 45 days of their appointment, and
(B) if a third investment bank is appointed in accordance with Section 1.2(ii), within 30 days of the appointment of such third investment banking firm. The parties shall promptly provide, at their own cost and expense, such documents, data and other assistance as may be reasonably requested by such investment banking firms in order to expedite, to the extent reasonably possible, their determination of the Appraised Value of the Company. The fees and expenses of all such investment banking firms shall be borne by the Company. The closing of such repurchase shall occur not more than 110 days after the repurchase notice submitted by the Company as set forth above or as soon thereafter as practicable to the extent necessary in order to comply with all regulatory filings and clearances. If the Company does not submit a repurchase notice to NMR within 45 days after its receipt of a takeover notice from NMR as aforesaid (or if the Company shall fail to provide evidence of its ability to finance the purchase within 30 days of its election notice to NMR as aforesaid), the Company shall be deemed to have irrevocably waived its rights under Section 4.4(a).

          (c) If the Company elects to exercise its repurchase rights under this
Section 4.4, the Company shall have the right to specify, after presentation of evidence of its ability to finance such repurchase as required under Section 4.4(a) above, another person or persons as its designee(s) to purchase the shares which it has elected to purchase hereunder; provided, however, that the Company shall be legally obligated to complete any such purchase if any of its designee(s) fail to do so.

          (d) NMR shall make customary representations and warranties as to its ownership of the shares sold to the Company hereunder and the lack of any liens or encumbrances created by NMR with respect thereto. NMR shall make no other representations and warranties to the Company in connection therewith.

          (e) As used herein, a "Competitive Takeover" shall be deemed to mean and include (i) a merger or consolidation to which NMR is a party if Media Metrix (and any Affiliate or successor) has beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of more than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; (ii) the acquisition of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of NMR representing fifty percent (50%) or more of the total combined Voting Power of NMR's then issued and outstanding Voting Stock by Media Metrix (and any Affiliate or successor) as shown on a Schedule 13D filed with the SEC pursuant to the Exchange Act; or (iii) the sale of all or substantially all of the assets of NMR to Media Metrix (and any Affiliate or successor).

     4.5  TRANSFER OF RIGHTS.

          (a) The rights and restrictions applicable to NMR under this Addendum shall not be transferable to any purchaser or transferee of any Company Securities owned by NMR unless such transfer is consented to in advance by the Company. Notwithstanding the foregoing, the rights and restrictions applicable to NMR hereunder may be sold or transferred to NMR without the prior consent of the Company (i) to any Affiliate of NMR or (ii) to any successor or transferee (whether by merger, sale of assets or otherwise) of the operations, business and assets of NMR.

          (b) Notwithstanding the foregoing, NMR shall not have the right to sell or transfer any Company Securities beneficially owned by it to any of the persons listed on EXHIBIT C hereto without the prior written consent of the Company.

          (c) The restrictions contained in this Section 4.5 shall cease to apply upon effectiveness of the registration statement relating to a Company-IPO or of such time as NMR and its Affiliates cease to beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above).

     4.6 CERTAIN FURTHER RESTRICTIONS. Until the earlier of (i) the effectiveness of the registration statement relating to a Company-IPO and (ii) the date on which NMR and its Affiliates cease to beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined in Section 4.1(a) above), NMR hereby undertakes the following additional restrictions:

          (a) Except as consented to by the Company in writing, NMR shall not deposit any shares of Company Securities beneficially owned by it in a voting trust or, except as otherwise provided in this Addendum or in any other agreement between the Company and the Stockholders, subject any such shares to any arrangement or agreement with respect to the voting of such shares.

          (b) Without the prior written consent of the Company, NMR shall not initiate or participate in the solicitation of proxies with respect to any Company Securities, nor shall it become a "participant" in any "election contest" as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act (whether or not the shares of the Company are subject to such regulations) relating to the election of directors of NMR; provided, however, that any NMR Director shall not be deemed to be a "participant" solely by reason of the membership of such designee on the Board of Directors of the Company, and NMR may exercise its influence on the management, Board of Directors, plans and policies of the Company in a manner consistent with its share holdings, the fiduciary duties of its designee or designees on the Board of Directors of the Company, and any business agreements between NMR and the Company.

          (c) Except with regard to permissible purchases of Company Securities by NMR or permissible sales of Company Securities beneficially owned by NMR, NMR shall not form or join any group, as defined in Rule 13d-3 under the Exchange Act, for the purpose of acquiring, holding or disposing of Company Securities or initiate or pursue, a tender or exchange offer or other change of control of the Company.

     4.7 EXCEPTIONS. Nothing in this Article IV or in any other provision of this Addendum shall be deemed to restrict NMR's ability to exercise its rights under the NMR Warrants and to exercise its rights to purchase Company Securities under the Second Restated Rights Agreement (and Addendum No. 1 thereto) and the Second Restated Stockholders Agreement (and this Addendum No. 1 thereto, including, without limitation, its rights granted to NMR under Section 4.3 hereof).

                                    ARTICLE V

                               GENERAL PROVISIONS

     5.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to choice of law provisions thereof, and by the General Corporation Law of the State of Delaware to the extent applicable to any corporate action related to the Company.

     5.2 ENTIRE AGREEMENTS. This Agreement and the Second Restated Stockholders Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matters.

     5.3 AMENDMENT. Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the Stockholder against whom this Agreement is sought to be enforced, the Company, and Investors representing not less than a majority-in-interest of each class of Series Preferred then held by the Investors.

     5.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

     5.5 INVALIDITY OF PROVISIONS. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     5.6 NOTICE. All notices and other communications required or permitted under this Agreement shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder or Investor, at such Stockholder's or Investor's address as such Stockholder or Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investor.

          (b) Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

     5.7 NO WAIVER. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

     5.8 CONSIDERATION. The Stockholders agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     5.9 ADDITION OF PARTIES. The Company agrees that until the termination of this Agreement, it will cause each person who acquires or beneficially owns 100,000 or more shares of Common Stock, to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an instrument of accession in appropriate form. Any such person so entering into this Agreement shall be deemed to be a Stockholder for purposes of this Agreement.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (b) The foregoing Addendum No. 1 to Restated Stockholders Agreement is hereby executed as of the day and year first written above.



"COMPANY"                        NETRATINGS, INC.,
                                 a Delaware corporation


                                 By:
                                      ---------------------------------
                                          David J. Toth, President


"INVESTORS"                      HITACHI, LTD.


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 TRANS COSMOS U.S.A. INC.


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 NIELSEN MEDIA RESEARCH INC.


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 AC NIELSEN CORPORATION


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------

                                "INVESTORS" (CON'T)

                                            SWISS FAMILY KLEIN LIMITED

                                            By:
-------------------------------                -----------------------------
Simon Chen
                                            Title:
                                                  --------------------------


-------------------------------             --------------------------------
Ling Chow                                   Susan L. Kurze


-------------------------------             --------------------------------
John D. Dunning                             Charles L. Meadows


-------------------------------             --------------------------------
Liangfu Fan                                 Daniel Norman


-------------------------------             --------------------------------
Robert L. Hooven                            David A. Norman


-------------------------------             --------------------------------
Wilbur T. Hooven, III                       David G. Norman


                                            --------------------------------
                                            David J. Toth

KINETECH, INC.


By:
   ----------------------------
Title:
      -------------------------

-------------------------------             --------------------------------
Stephen D. Klein                            Robb W. Wilmot

"STOCKHOLDERS"                              By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------


                                            By:
                                               -----------------------------

                                            Name:
                                                 ---------------------------